UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2008

GHL ACQUISITION CORP.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33963 (Commission File Number)	22-1344998 (IRS Employer Identification No.)

300 Park Avenue, 23rd Floor, New York, NY 10022 (Address of principal executive offices)

(212) 389-1500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 21, 2008, GHL Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of units, each unit (a “Unit”) consisting of one share of common stock (“Common Stock”), par value $0.001 per share, of the Company, and one warrant (a “Warrant”) to purchase one share of Common Stock, selling 40,000,000 Units at a public offering price of $10.00 per Unit, generating gross proceeds of $400,000,000.

Also on February 21, 2008, in connection with the IPO, the Company consummated a private placement of 8,000,000 Warrants (the “Private Placement Warrants”) to Greenhill & Co., Inc., the Company’s founding stockholder, at $1.00 per Private Placement Warrant, generating proceeds of $8,000,000 (the “Private Placement”).

The net proceeds from the IPO, less certain amounts for expenses and working capital and including deferred underwriting discounts and commissions, together with the proceeds from the Private Placement were deposited into a trust account at Wachovia Securities, LLC, to be maintained by American Stock Transfer & Trust Company, as described in the registration statement relating to the IPO filed with the Securities and Exchange Commission.

An audited balance sheet and the accompanying footnotes as of February 21, 2008 reflecting receipt of the proceeds upon consummation of the Private Placement and the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibit

Exhibit 99.1 — Audited Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHL Acquisition Corp.

Date: March 6, 2008	By:	/s/ Harold J. Rodriguez, Jr.
		Name:	Harold J. Rodriguez, Jr.
		Title:	Treasurer